UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 15, 2019

VSE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-3676 (Commission File Number)	54-0649263 (IRS Employer Identification Number)

6348 Walker Lane
Alexandria, VA	22310
(Address of Principal Executive Offices)	(Zip Code)

(703) 960-4600
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

VSE CORPORATION

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2019, VSE Corporation ("VSE" or the "Company") announced the appointment, effective as of April 15, 2019, of John A. Cuomo as a director, Chief Executive Officer and President of VSE. Effective as of April 14, 2019, Maurice A. Gauthier will resign as a director, Chief Executive Officer, President and Chief Operating Officer of VSE.

John A. Cuomo, 45, has served as Vice President and General Manager of Boeing Distribution Services Inc., a subsidiary of The Boeing Company, since October 2018. Prior to Boeing’s acquisition of the Aerospace Solutions Group (ASG) of KLX Inc. in October 2018, Mr. Cuomo served as General Manager of ASG, which was held by KLX, a subsidiary of B/E Aerospace. In December 2014, B/E Aerospace spun off KLX as a publicly traded company. Mr. Cuomo has over 18 years of experience in the aerospace distribution and services market and served in multiple roles and functions at B/E Aerospace from April 2000 to 2014, including Vice President & General Manager and Senior Vice President, Global Sales, Marketing & Business Development. He has a Bachelor of Science degree in International Business and a Juris Doctorate degree from the University of Miami, as well as a Master of Business Administration degree from the University of Florida.

Employment Agreement

Pursuant to an agreement dated as of March 15, 2019 between VSE and Mr. Cuomo (the "Employment Agreement"), Mr. Cuomo will serve as VSE's Chief Executive Officer and President at a base salary of $685,000 per annum. Mr. Cuomo will be employed for a term commencing on April 15, 2019 and ending on April 14, 2022, subject to an automatic extension for a successive one-year period unless notice not to renew is given by VSE or Mr. Cuomo at least 90 days prior to the expiration of the term. Mr. Cuomo's base salary will be subject to review each December, commencing with December 2019, provided that his base salary shall not be less than $685,000 per annum. Mr. Cuomo will also eligible to receive an annual performance bonus each year in an amount up to 100% of his base salary subject to the satisfaction of performance criteria to be determined by VSE’s Board of Directors under VSE's Executive Officer Incentive Compensation Plan. He will also participate in both VSE’s 2006 Restricted Stock Plan and VSE’s Deferred Supplemental Compensation Plan. As an inducement to become VSE's Chief Executive Officer and President, Mr. Cuomo will receive a restricted stock unit grant of 57,801 shares of VSE common stock, par value $.05 per share, with subsequent vesting and issue dates, subject to Mr. Cuomo's employment not having been terminated, as follows: 19,267 of such shares being vested and issued to Executive on each of April 14, of 2020, April 14, 2021 and April 14, 2022. Mr. Cuomo will also receive a cash bonus of $25,000 to cover moving and relocation expenses.

Mr. Cuomo's employment may be terminated by the Board for “Cause” as defined in the Employment Agreement, and his employment may also be terminated in the case of his death or disability. If Mr. Cuomo's employment is terminated because of death or disability, he or his beneficiary, as the case may be, will be paid his annual base salary then in effect for one full year from the date of death or disability and a lump sum equal to the Annualized Performance Bonus (as defined in the Employment Agreement) for the year of termination.

Mr. Cuomo's employment may also be terminated by VSE without Cause with 30 days' prior notice. If such a termination without Cause occurs not during a “Change of Control Period” (as defined in the Employment Agreement), Mr. Cuomo will be entitled to, among other things, a lump sum cash payment equal to the sum of 150% of his base salary in effect as of the termination date and the Annualized Performance Bonus. If a termination by VSE without Cause occurs during a Change of Control Period, Mr. Cuomo will be entitled to, among other things, a lump sum cash payment equal to the sum of 2.5 times his base salary and the Annualized Performance Bonus, subject to certain adjustments. If Mr. Cuomo’s employment expires on April 14, 2022 because VSE elected not to extend it to April 12, 2023 such expiration will be treated as a termination by VSE without Cause under the Agreement and Mr. Cuomo will be entitled to, among other things, a lump sum cash payment equal to (a) the sum of 150% of his base salary and the Annualized Performance Bonus if the termination is not during a Change of Control Period and (b) the sum of one times his base salary and the Annualized Performance Bonus if the termination is during a Change of Control Period. Mr. Cuomo may terminate the Employment Agreement for “Good Reason” (as defined in the Employment Agreement), on 30 days' notice, and in such event Mr. Cuomo shall be entitled to, among other things, a lump sum cash payment equal to the sum of two times his annual base salary and the Annualized Performance Bonus, subject to certain adjustments.

The Employment Agreement includes undertakings by Mr. Cuomo regarding exclusive services and business opportunities during his employment term, and covenants regarding the safeguarding and return of confidential data, the non-solicitation of employees for a two-year period following termination and non-involvement, directly or indirectly, in any business enterprise that competes with VSE during his employment term and for a two-year period thereafter.

The foregoing description of the Employment Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

For a description of the March 1, 2019 Amendment to the Amended and restated Employment Agreement, dated as of December 6, 2013, between Maurice A. Gauthier and VSE see the disclosure in Item 11 of VSE’s Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the Securities and Exchange Commission on March 6, 2019.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit
Number

10.1 Employment Agreement dated March 15, 2019, by and between VSE and John Cuomo.

99.1 Press release dated March 18, 2019, entitled "John Cuomo Appointed CEO and President of VSE Corporation."

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VSE CORPORATION
(Registrant)

Date:	March 19, 2019	/s/ Thomas M. Kiernan
Thomas M. Kiernan
Vice President, General Counsel and Secretary